SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report:


                Date of Report (Date of earliest event reported:)
                         June 4, 2003 (June 4, 2003)

                     American Physicians Service Group, Inc.
             (Exact name of registrant as specified in its charter)


     Texas                        0-11453                         75-1458323
  (State of               (Commission File Number)              (IRS Employer
Incorporation)                                               Identification No.)



     1301 Capitol of Texas Highway
              Suite C-300
              Austin, Texas                                      78746
(Address of principal executive offices)                      (Zip Code)



                                 (512) 328-0888
              (Registrant's telephone number, including area code)




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Item 2.  Acquistion of Assets

Pursuant to the terms of that certain Stock Purchase Agreement dated June 4, 2003, between American Physicians Service Group, Inc. ("APS") and The Roy F. and Joann Cole Mitte Foundation, a Texas non-profit corporation (the "Foundation") and that Stock Purchase and Option Agreememnt dated June 4, 2003 between APS and Financial Industries Corporation ("FIC"), and an acquisition of approximately 340,000 shares of FIC's outstanding common stock was made by APS. This transaction, together with an earlier purchase of 45,000 shares of FIC common stock, brings the total number of shares of FIC common stock owned by APS to approximately 385,000. The purchase price was approximately $5.7 million and was sourced from the Company's surplus cash investments.

Concurrent with FIC's implementation of a new marketing plan, which APS assisted in developing, Mr. Ken Shifrin, APS Chairman of the Board, will be appointed to the board of FIC. In addition, APS has been granted an option to purchase 323,000 FIC shares based on achievement of certain growth initiatives.

FIC, through its various subsidiaries, owns real estate and an actuarial consulting firm, and markets and underwrites life insurance and annuity products.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              American Physicians Service Group, Inc.



Date: June 4, 2003            By:  /s/ W.H. Hayes
                                ----------------------------------------------

                              Name:    W.H. Hayes
                                ----------------------------------------------

                              Title:   Sr VP - Finance
                                ----------------------------------------------

                                 EXHIBIT INDEX

Exhibit
Number              Description
------              -----------
Exhibit 10.1

                    Stock Purchase Agreement between American Physicians Service Group, Inc. and The Roy F. and Joann Cole Mitte Foundation.

Exhibit 10.2

                    Stock Purchase and Option Agreement between American Physicians Service Group, Inc. and Financial Industries Corporation.

Exhibit 10.3

                    Registration Rights Agreement between Financial Industries Corporation and American Physicians Service Group, Inc.